UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2011 (September 19, 2011)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

This Current Report on Form 8-K includes: (i) the Statement of Revenues and Certain Operating Expenses of an office building located at 5000 Corporate Court, Holtsville, NY, or 5000 Corporate Court, for the six months ended June 30, 2011 (unaudited) and for the year ended December 31, 2010 pursuant to the requirements of Rule 3-14 of Regulation S-X and (ii) pro forma financial data for Government Properties Income Trust, or GOV, we, us or our, which includes 5000 Corporate Court (balance sheet), as well as other transactions we have completed since January 1, 2010 (statements of income).  These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations for any future period.  Differences could result from future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues including rents expected to be received on leases in place or signed during and after 2011, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma financial statements related to these transactions and such differences could be significant.

Neither GOV nor our affiliates are related to the seller of 5000 Corporate Court.  The historical financial statements listed in Item 9.01(a) present the results of operations of 5000 Corporate Court during periods prior to its acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, sources of revenue and expense which are not comparable to the expected future operations by us.  In assessing 5000 Corporate Court, we considered the property’s revenue sources, including those which have been affected and are expected to be affected in the future by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for government leased space and the ability of tenants to make payments when due. We also considered the property’s expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from tenants. Changes in these factors or other factors described in the notes to the pro forma data provided below will cause future operating results to differ from the historical and pro forma operating results presented, but cannot be predicted at this time; however, after reasonable inquiry, we are not currently aware of any other material factors relating to the property that would cause the financial information reported herein not to be indicative of future operating results.

(a) Financial Statements of Businesses Acquired.

Statement of Revenues and Certain Operating Expenses of 5000 Corporate Court

The historical financial statement listed above presents the results of operations of 5000 Corporate Court during periods prior to its acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which are not comparable to the expected future operation by us.

(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-5
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2011	F-6
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Six Months Ended June 30, 2011	F-7
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2010	F-8
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-9

i

(d) Exhibits.

23.1        Consent of Ernst & Young LLP. (Filed herewith)

ii

Report of Independent Auditors

To the Board of Trustees

Government Properties Income Trust

We have audited the accompanying statement of revenues and certain operating expenses of 5000 Corporate Court for the year ended December 31, 2010. This financial statement is the responsibility of 5000 Corporate Court’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Government Properties Income Trust as described in Note 1, and is not intended to be a complete presentation of 5000 Corporate Court’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of 5000 Corporate Court for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 19, 2011

5000 Corporate Court

Statement of Revenues and Certain Operating Expenses

	For the six month period ended June 30, 2011	For the year ended December 31, 2010
	(unaudited)
Revenues:
Rental income	$2,201,582	$2,942,429

Certain operating expenses:
Real estate taxes	198,317	418,173
Utility expenses	278,302	551,249
Other operating expenses	495,521	681,763
	972,140	1,651,185
Revenues in excess of certain operating expenses	$1,229,442	$1,291,244

See accompanying notes.

5000 Corporate Court

Notes to Statement of Revenues and Certain Operating Expenses

Six month period ended June 30, 2011 (unaudited) and year ended

December 31, 2010

1.                                      General Information and Summary of Significant Accounting Policies

Prior to August 31, 2011, Wells REIT — Holtsville, NY, LLC, a Georgia limited liability company, or the Seller, owned and operated an office building located at 5000 Corporate Court, Holtsville, NY, or the Property.  On August 31, 2011, Government Properties Income Trust, or GOV, acquired the Property from the Seller and assumed management and ownership responsibilities.

The accompanying financial statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of GOV.  Accordingly, certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded.  Excluded expenses consist of depreciation and amortization, interest expense and other costs not directly related to the future operations of the Property.

Use of Estimates - Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires the Seller’s management to make estimates and assumptions that may affect the amounts reported in this financial statement and accompanying notes.  Actual results could differ from those estimates.

Rental Revenues - The tenant leases are accounted for as operating leases.  Rental income is recognized on a straight-line basis over the non-cancelable terms of the leases.  Straight-line rent adjustments included in rental income in the statement of revenues and certain operating expenses totaled $558,821 for the year ended December 31, 2010 and $1,022,053 for the six months ended June 30, 2011.

Reimbursements from Tenants - Reimbursements from the tenants of operating expenses and real estate taxes are recognized when they become billable to the tenants.

Repairs and Maintenance - Expenditures for repairs and maintenance are expensed as incurred.

5000 Corporate Court

Notes to Statement of Revenues and Certain Operating Expenses (continued)

Six month period ended June 301, 2011 (unaudited) and year ended

December 31, 2010

2.                                      Leases

The Seller, as lessor, has entered into non-cancelable operating leases at the Property. These leases were assumed by GOV when the Property was acquired. Minimum future rentals due under the leases in effect at December 31, 2010, are as follows:

Year

2011	$2,508,392
2012	5,495,571
2013	5,511,253
2014	5,527,405
2015	5,613,206
Thereafter	35,521,106
$60,176,933

The leases at the Property are generally for terms greater than one year and no more than 15 years and provide for operating expense and real estate tax escalations.  Two of the leases provide the tenant with a right of termination beginning in 2016 and 2019, prior to the scheduled expiration of the leases in 2021 and 2024, respectively.

As of December 31, 2010 and June 30, 2011, a single tenant, the U.S. Government, comprised approximately 78.2% and 85.3%, respectively, of the rental income at the Property.

GOVERNMENT PROPERTIES INCOME TRUST

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 reflects the financial position of Government Properties Income Trust, or we, us or our, as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed as of June 30, 2011.  The unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2011, and for the year ended December 31, 2010, present the results of our operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated statements of income were completed on January 1, 2010.  These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the six months ended June 30, 2011, included in our Quarterly Report on Form 10-Q filed on August 2, 2011 with the Securities and Exchange Commission, or the SEC, our financial statements for the year ended December 31, 2010, included in our Annual Report on Form 10-K filed on February 25, 2011 with the SEC, and the financial statements included in Item 9.01(a) of this Current Report on Form 8-K.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. Upon completion of the long term financing of these acquisitions, our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.

The allocation of the purchase price of our 2011 acquisitions described in the notes to the unaudited pro forma condensed consolidated financial statements and reflected in these unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair value of assets acquired and liabilities assumed.  Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our financial position or our results of operations for any future period. Differences could result from future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues including rents expected to be received on leases in place or signed during and after 2011, and for other reasons. Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2011

(dollars in thousands, except per share amounts)

	Historical	5000 Corporate Court Acquisition	Pro
	(A)	(B)	Forma
ASSETS
Real estate properties	$1,179,797	$27,380	$1,207,177
Accumulated depreciation	(143,335)	—	(143,335)
	1,036,462	27,380	1,063,842
Acquired real estate leases, net	80,075	11,890	91,965
Cash and cash equivalents	1,081	—	1,081
Restricted cash	1,593	—	1,593
Rents receivable	21,200	—	21,200
Deferred leasing costs, net	976	—	976
Deferred financing costs, net	2,971	—	2,971
Other assets, net	18,376	—	18,376
	$1,162,734	$39,270	$1,202,004

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$338,000	$39,540	$377,540
Mortgage notes payable	45,898	—	45,898
Accounts payable and accrued expenses	17,885	—	17,885
Due to affiliates	3,060	—	3,060
Assumed real estate lease obligations, net	12,626	20	12,646
Shareholders’ equity	745,265	(290)	744,975
	$1,162,734	$39,270	$1,202,004

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Six Months Ended June 30, 2011

(dollars in thousands, except per share amounts)

	Historical (A)	2011 Acquisitions Prior to June 30, 2011 (C)	5000 Corporate Court Acquisition (D)	Pro Forma Adjustments		Pro Forma

Rental Income	$80,999	$8,103	$1,869	$—		$90,971

Expenses:
Real estate taxes	9,094	752	198	—		10,044
Utility expenses	7,047	589	278	—		7,914
Other operating expenses	13,845	943	496	—		15,284
Depreciation and amortization	17,483	2,358	310	—		20,151
Acquisition related costs	1,838	—	290	(2,128	)(E)	—
General and administrative	4,909	403	99	—		5,411
	54,216	5,045	1,671	(2,128)		58,804

Operating income	26,783	3,058	198	2,128		32,167

Interest and other income	35	—	—	—		35
Interest expense	(5,613)	—	—	(2,333	)(F)	(7,946)
Equity in earnings of an investee	83	—	—	—		83
Income before income tax expense	21,288	3,058	198	(205)		24,339
Income tax expense	(102)	—	—	—		(102)

Net income	$21,186	$3,058	$198	$(205)		$24,237

Weighted average shares outstanding	40,506					40,503
Earnings per share
Net Income	$0.52					$0.60

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2010

(dollars in thousands, except per share amounts)

	Historical (A)	2010 Acquisitions (G)	2011 Acquisitions (H)	Pro Forma Adjustments		Pro Forma

Rental Income	$116,768	$38,947	$26,380	$—		$182,095

Expenses:
Real estate taxes	12,177	4,281	2,470	—		18,928
Utility expenses	9,064	4,792	2,218	—		16,074
Other operating expenses	19,486	7,338	3,868	—		30,692
Depreciation and amortization	24,239	8,312	8,434	—		40,985
Acquisition related costs	5,750	—	—	2,128	(I)	7,878
General and administrative	7,055	1,226	1,342	—		9,623
	77,771	25,949	18,332	2,128		124,180

Operating income	38,997	12,998	8,048	(2,128)		57,915

Interest and other income	103	—	—	—		103
Interest expense	(7,351)	(752)	—	(12,749	)(J)	(20,852)
Loss on extinguishment of debt	(3,786)	—	—			(3,786)
Equity in earnings of an investee	(1)	—	—	—		(1)
Income before income tax expense	27,962	12,246	8,048	(14,877)		33,379
Income tax expense	(167)	—	—	—		(167)

Net income	$27,795	$12,246	$8,048	$(14,877)		$33,212

Weighted average shares outstanding	34,341					40,462	(K)
Earnings per share
Net Income	$0.81					$0.82

Government Properties Income Trust

Notes To Unaudited Pro Forma Condensed Consolidated Financial Statements

 (dollars in thousands, except per share amounts)

Basis of Presentation

(A)                              We were organized as a Maryland real estate investment trust on February 17, 2009, and closed our initial public offering on June 8, 2009.  As of June 30, 2011, we owned 64 properties with a total of approximately 7.6 million rentable square feet.  The historical consolidated financial statements include our accounts and the accounts of our subsidiaries.  All intercompany transactions and balances have been eliminated.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(B)                                Represents the effect of the acquisition of 5000 Corporate Court in August 2011.  We financed this acquisition with cash on hand and borrowings under our $500,000 unsecured revolving credit facility.  The purchase price of this property was $39,250, excluding $290 of estimated acquisition related costs.  We allocated $27,380 of the purchase price to real estate properties and $11,870 to acquired real estate leases, net.  The values assigned to the assets acquired are estimated and the final allocation may differ.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Six Months Ended June 30, 2011

(C)                                Represents the revenues and operating expenses of properties that we acquired in seven acquisitions during the six months ended June 30, 2011 for the period from January 1, 2011 to the dates of their acquisition.  Real estate taxes, utility expenses, certain other operating expenses and general and administrative expenses are based upon actual historical expenses at each property and upon our contractual obligations under our property management agreement and business management agreement with Reit Management & Research LLC, or RMR.  These acquisitions are as follows:

Date Acquired	Location	Purchase Price (1)
February 2011	Quincy, MA	$14,000
February 2011	Woodlawn, MD	28,000
May 2011	Plantation, FL	40,750
May 2011	New York, NY	114,050
June 2011	Milwaukee, WI	6,775
June 2011	Stafford, VA	11,550
June 2011	Montgomery, AL	11,550

(1)                   Purchase prices exclude acquisition costs.

(D)                               Represents the revenues and operating expenses of the property described in Note (B) above.  Real estate taxes, utility expenses, certain other operating expenses and general and administrative expenses are based upon actual historical expenses at each property and upon our contractual obligations under our property management agreement and business management agreement with RMR.

(E)                                 Adjusts acquisition costs as if the acquisitions described in Notes (B) and (C) occurred prior to January 1, 2011.

(F)                                 Adjusts interest expense for a $2,333 increase in our interest expense due to pro forma acquisition borrowings of $377,540 as of June 30, 2011 under our revolving credit facility, at our weighted average interest rate for the six months ended June 30, 2011 of 2.33%, plus the amortization of the related deferred financing fees.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2010

(G)                                Represents the revenues and operating expenses of properties acquired in our 22 acquisitions during the year ended December 31, 2010 for the period from January 1, 2010 to the dates of their acquisition.  Real estate taxes, utility expenses, certain other operating expenses and general and administrative expenses are based upon actual historical expenses at each property and upon our contractual obligations under our property management agreement and business management agreement with RMR.  These acquisitions are as follows:

Date Acquired	Location	Purchase Price (1)
January 2010	Lakewood, CO	$28,710
February 2010	Landover, MD	$43,650
April 2010	Burlington, VT	$9,700
April 2010	Detroit, MI	$21,300
May 2010	Malden, MA	$40,500
June 2010	Safford, AZ	$12,559
June 2010	Kansas City, KS	$13,112
June 2010	Stoneham, MA	$14,709
July 2010	Savannah, GA	$3,348
July 2010	Albuquerque, NM	$2,394
July 2010	San Diego, CA	$16,482
July 2010	Tucson, AZ	$2,884
July 2010	Minneapolis, MN	$23,231
August 2010	Boston, MA	$23,813
August 2010	Washington, DC	$51,504
September 2010	Oklahoma City, OK	$8,302
September 2010	Riverdale, MD	$41,731
September 2010	Memphis, TN	$9,815
September 2010	Columbia, SC	$3,928
September 2010	Columbia, SC	$3,190
October 2010	Tampa, FL	$13,500
December 2010	Trenton, NJ	$46,050

(1)                                     Purchase prices exclude acquisition costs and include the assumption of debt.

(H)                               Represents the revenues and operating expenses for the period January 1, 2010 to December 31, 2010 of the properties acquired subsequent to January 1, 2011 described in Notes (B) and (C).  Real estate taxes, utility expenses, certain other operating expenses and general and administrative expenses are based upon actual historical expenses at each property and upon our contractual obligations under our property management agreement and business management agreement with RMR.

(I)                                    Adjusts acquisition costs as if the acquisitions described in Notes (B) and (C) above occurred on January 1, 2010.

(J)                                   Adjusts interest expense for a $18,205 increase in our interest expense due to pro forma acquisition borrowings of $377,540 as of January 1, 2010 under our revolving credit facility, at our weighted average interest rate for the year ended December 31, 2010 of 3.72%, plus the amortization of the related deferred financing fees, offset by pro forma interest savings of $5,456 assuming that our January and August 2010 common share offerings occurred as of January 1, 2010.

(K)                               The 40,462,173 weighted average common shares outstanding were calculated as if the shares from our January and August 2010 common share offerings were outstanding as of January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated:  September 19, 2011